SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  February 23, 2004

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Asset Securitization Trust 2003-12 Mortgage Pass-Through Certificates, Series 2003-12)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-106982	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of December 1, 2003 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank Minnesota, N.A., as master servicer (in such capacity, the “Master Servicer”) and as a custodian (in such capacity, a “Custodian”) and U.S. Bank National Association, (“U.S. Bank”), as trustee (in such capacity, the “Trustee”) and as a custodian (in such capacity, a “Custodian”).  The Certificates were issued on December 23, 2003.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1 The Pooling and Servicing Agreement dated as of December 1, 2003, by and among the Company, the Transferor, the Master Servicer, the Custodians and the Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Hugh T. Corcoran___________________

Name:  Hugh T. Corcoran

Title:    Managing Director

By: /s/ Peter Ma __________________________

Name:  Peter Ma

Title:    Director

Dated: February 23, 2004

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of December 1, 2003,

5

by and among the Company, the Transferor, the Master Servicer, the Custodians and the Trustee.